EXHIBIT 4.04

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                        TWELFTH AMENDMENT
                               TO
          RIO SUITE HOTEL & CASINO EMPLOYEE RETIREMENT
                          SAVINGS PLAN


      THE UNDERSIGNED do hereby adopt the following amendment  to
the   above  stated  Plan.   These  amendments  have  been   duly
authorized by the Board of Directors.

      Effective  January 1, 1996, The Rio Suite  Hotel  &  Casino
Emplouee Retirement Plan is amended as follows:

      ARTICLE VII, Section 7.4(a) "Loans to Participants" is amended as follows to add the following subsection (6):

           "(6) There shall be a mandatory one-year interval between a participant's payoff of one loan from the Plan and application for another loan."

IN WITNESS WHEREOF, the Company has duly executed this amendment this 21st day of December, 1995.


                           RIO PROPERTIES, INC. DBA
                           RIO SUITE HOTEL & CASINO

                           By:   /s/ James A. Barrett, Jr.
                                 James A. Barrett, Jr.
                                 Trustee

                           By:   /s/ Susan L. Johnson
                                 Susan L. Johnson
                                 Trustee

                           By:   /s/ Roger M. Szepelak
                                 Roger M. Szepelak
                                 Trustee

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                   THIRTEENTH AMENDMENT TO THE
                    RIO SUITE HOTEL & CASINO
                EMPLOYEE RETIREMENT SAVINGS PLAN


      THE UNDERSIGNED, Secretary to the Board, does hereby certify that the Board of Directors has adopted the following amendments to the above stated plan. These amendments were duly authorized by the Board of Directors by unanimous vote at the Board of Directors' Meeting held on December 18, 1997.

      Effective October 1, 1997, the Rio Suite Hotel &  Casino
Employee Retirement Savings Plan is amended as follows:

ARTICLE IV          CONTRIBUTION AND ALLOCATION

     Section   4.4 ALLOCATION AND CONTRIBUTIONS OF EARNINGS IS
amended such that subsection (f) reads as follows:

          (f)   Each  Participant's account  shall
          be    maintained   by   purchasing   the
          appropriate number of shares in each  of
          the  funds that the Participant selected
          in  accordance with subsection (a).  The
          balance   in  a  Participant's   account
          shall be the market value of the shares that are in his account.

ARTICLE VI          DETERMINATION AND DISTRIBUTION OF BENEFITS

      Section        6.5 DISTRIBUTION OF BENEFITS is amended such
that the third paragraph of subsection (I) reads as follows:

          (i)   Any   residual   shares   in   the
          Participant's    account    shall     be
          converted to cash and distributed to him.

      In witness thereof, the company has duly executed this amendment as of the date stated above.


                            RIO PROPERTIES, INC.


                            By:      /s/ I. Scott Bogatz
                                     I. SCOTT BOGATZ

                            TITLE:   SECRETARY

                            DATE:    March 17, 1998
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